AMENDMENT AGREEMENT NO. 2 AND JOINDER

This AMENDMENT AGREEMENT NO. 2 (this “Amendment”) is made as of May 19, 2010, by and among BARON SELECT FUNDS, ON BEHALF OF ITS SERIES BARON PARTNERS FUND (the “Borrower”), STATE STREET BANK AND TRUST COMPANY in its capacity as a “Bank” under the Credit Agreement referred to below (the “Existing Bank”), THE BANK OF NOVA SCOTIA, NEW YORK AGENCY (the “New Bank”), STATE STREET BANK AND TRUST COMPANY, as operations agent for itself and the other Banks (as defined in the Credit Agreement referred to below) (in such capacity, the “Operations Agent”) and STATE STREET BANK AND TRUST COMPANY, as administrative agent for itself and the other Banks (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”; the Administrative Agent and the Operations Agent are collectively referred to herein as the “Agents”).

WHEREAS, the Borrower, the Existing Bank and the Agents are parties to that certain Amended and Restated Credit Agreement, dated as of September 26, 2008 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the New Bank wishes to join onto the Credit Agreement and the other Loan Documents as a “Bank” (as such term is defined in the Credit Agreement);

WHEREAS, the parties hereto wish to amend the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Aggregate Commitment Amount” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Aggregate Commitment Amount” means, as of any date, the aggregate of all Commitment Amounts as of such date. On May 19, 2010, the Aggregate Commitment Amount is $400,000,000.

(b) The definition of “Consent Date” is hereby amended by deleting such definition in its entirety.

(c) The definition of “Federal Funds Rate” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Federal Funds Rate” for any day, a fluctuating rate per annum equal to the rate appearing on Bloomberg page BTMM as of 9:30 a.m. (Boston time) as the “Federal Funds Ask Rate” (or, if such page is unavailable, on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Operations Agent from time to time for purposes of providing quotations) or, if such rate is not so published, an interest rate per annum equal to the quotation received by the Operations Agent at approximately 9:30 a.m. (Boston time) on such date from a Federal funds broker of recognized standing selected by the Operations Agent in its sole discretion on overnight Federal funds transactions.

(d) The definition of “Total Assets” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Total Assets” means, at any date, all assets of the Borrower which in accordance with generally accepted accounting principles would be classified as assets upon a balance sheet of the Borrower prepared as of such date, valued in accordance with the methods and procedures described in the Borrower’s Prospectus, provided, however, that Total Assets shall not include (a) equipment, (b) securities owned by the Borrower which are in default, (c) deferred organizational and offering expenses, and (d) any asset which is not subject to a first priority perfected security interest in favor of the Agent for the benefit of the Agent and the Banks or is otherwise subject to any Adverse Claim.

(e) The definition of “Uncommitted Amount” is hereby amended by deleting such definition in its entirety and restating it as follows:

“Uncommitted Amount” means, as of any date, the maximum principal amount of all Uncommitted Loans which may be requested to be made and which may remain outstanding on such date. From and after May 19, 2010, the Uncommitted Amount is $0.

§3. Amendment to Section 2. Section 2.01(a)(i) of the Credit Agreement is hereby amended by deleting the words “shall not exceed at any time the lesser or” which appear in Section 2.01(a)(i) and substituting in place thereof the words “shall not at any time exceed the lesser of”.

§4. Amendment to Section 4. Section 4.01(c) of the Credit Agreement is hereby amended by deleting the last sentence of Section 4.01(c) in its entirety and restating it as follows: “Baron Partners Fund, Baron Retirement Income Fund, Baron International Growth Fund and Baron Real Estate Fund are the only series of the Trust.”.

§5. Amendment to Section 5. Section 5 of the Credit Agreement is hereby amended by inserting immediately at the end of Section 5 the following new Section 5.18:

SECTION 5.18 Fiscal Year. The Borrower will not change its fiscal year from December 31 of each year.

§6. Amendment to Section 6. Section 6.01(l) of the Credit Agreement is hereby amended by deleting the words “Investment Manager” which appear in Section 6.01(l) and substituting in place thereof the words “Investment Adviser”.

§7. Amendment to Section 7. Section 7.07 of the Credit Agreement is hereby amended by (a) inserting immediately after the words “shall have the right to appoint a successor Operations Agent with” which appear in the second sentence of Section 7.07 a comma and the words “if no Event of Default has occurred and is continuing,”; and (b) deleting the amount “$50,000,000” which appears in Section 7.07 and substituting in place thereof the amount “$100,000,000”.

§8. Amendment to Section 9. Section 9.05 of the Credit Agreement is hereby amended by (a) deleting the words “or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement” which appear in Section 9.05(d) and substituting in place thereof the words “or the definition of Required Banks”; and (b) deleting Section 9.05(e) in its entirety and restating it as “(e) change the definition of “Borrowing Base Amount” except if such change is to decrease the advance rates contained therein, or, other than pursuant to a transaction permitted by the terms of this Agreement, release all or substantially all of the Collateral (excluding, if the Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Banks); or”.

§9. Amendment to Schedule 1 to the Credit Agreement. Schedule 1 to the Credit Agreement is hereby amended by deleting Schedule 1 in its entirety and substituting in place thereof the Schedule 1 attached hereto as Exhibit A.

§10. Joinder.

(a) The New Bank acknowledges and agrees that it has agreed to become a Bank under the Credit Agreement with a Commitment Amount of $100,000,000 effective on the date hereof, and the Borrower and the Agents hereby consent to such New Bank becoming a party to the Credit Agreement with such a Commitment Amount.

(b) The New Bank (i) acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Bank under the Credit Agreement; and (ii) agrees that it will, independently and without reliance upon the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

(c) The New Bank represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement; (ii) the Bank is an Assignee as defined in the Credit Agreement; and (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter or the performance of its obligations as a Bank under the Credit Agreement.

(d) The New Bank agrees to execute and deliver such other instruments, and take such other actions, as the Operations Agent or the Borrower may reasonably request in connection with the transactions contemplated by this Amendment.

(e) The New Bank acknowledges and agrees that, on the date on which the undersigned becomes a Bank under the Credit Agreement as set forth in the paragraph (a) hereof, the New Bank (i) will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Bank under the Credit Agreement and (ii) will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

§11. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement were true and correct as of the date made and are also true on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b) No Default. No Default or Event of Default has occurred and is continuing.

(c) Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the Borrower’s trust powers, (ii) have been duly authorized by all necessary action on the part of the Borrower, (iii) require no authorization or action by or in respect of, or filing with, any governmental body, agency or official or any shareholder or creditor of the Borrower, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law, (B) the Charter Documents of the Borrower, (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, or (D) the most recent Prospectus and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Operations Agent to secure the Obligations).

(d) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Amended Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

§12. Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions precedent:

(a) the execution and delivery of this Amendment by the Borrower, the Banks, the Operations Agent and the Administrative Agent, together with the execution and delivery of the Amendment No. 1 to Security Agreement by the Borrower, the Operations Agent and the Custodian;

(b) receipt by the Operations Agent from the Borrower of a Federal Reserve Form U-1 for each of the Existing Bank and the New Bank;

(c) the receipt by the Operations Agent of a manually signed certificate from an authorized officer of the Borrower in form and substance satisfactory to the Operations Agent and dated the date hereof certifying (i) as to the incumbency of, and bearing manual specimen signatures of, the officers of the Borrower who are authorized to execute and take actions under this Amendment and the Loan Documents for and on behalf of the Borrower (or a certification from such officer that the officers who were identified in the certificate delivered pursuant to Section 3.01(f) of the Credit Agreement remain authorized to execute and take actions under this Amendment and the Loan Documents), (ii) and attaching the Charter Documents and current Prospectus of the Borrower (or a certification from such officer that no changes to the Charter Documents or the Prospectus have been made to any such documents since such documents were delivered to the Bank on September 25, 2008 pursuant to Section 3.01(f) of the Credit Agreement), and (iii) duly authorized resolutions of the Trust’s Board of Trustees authorizing for the Borrower the transactions contemplated hereby; and

(d) payment to the Agents and the Banks of any fees and expenses required to be paid in connection herewith.

§13. Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Agents and the Banks under the Credit Agreement and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks and the Agents the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§14. Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This

Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agents and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BARON SELECT FUNDS, on behalf of itself and its series BARON PARTNERS FUND

By:	/S/ PATRICK M. PATALINO
Name:	Patrick M. Patalino
Title:	General Counsel

STATE STREET BANK AND TRUST COMPANY, Individually, as Operations Agent and as Administrative Agent

By:	/S/ KAREN GALLAGER
Title:	Vice President

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY

By:	/S/ DAVID L. MAHMOOD
Title:	Managing Director

Exhibit A

Schedule 1

Banks	Commitment Amount	Commitment Percentage

State Street Bank and Trust Company	$300,000,000	75%

Domestic and LIBOR Lending Offices: Copley Place, Tower 2 Boston, MA 02206 Attn: Karen A. Gallagher, Vice President Tel: (617) 937-8828 Fax: (617) 988-9535

THE BANK OF NOVA SCOTIA, NEW YORK AGENCY	$100,000,000	25%

Domestic Lending Office:

The Bank of Nova Scotia, New York Agency

720 King Street, 2nd Floor

Toronto, Canada M5V2T3

Attn. Rayan Karim

Tel: (212)225-5705

Fax: (212)225-5709

LIBOR Lending Office:

The Bank of Nova Scotia, New York Agency

720 King Street, 2nd Floor

Toronto, Canada M5V2T3

Attn. Rayan Karim

Tel: (212)225-5705

Fax: (212)225-5709

For non-funding or payment notices:

The Bank of Nova Scotia, New York Agency

One Liberty Plaza

New York, NY 10006

Attn. Burak Numanoglu, Director

Tel: (212)225-5298

Fax: (212)225-5254

Email: burak_numanoglu@scotiacapital.com

Total:	$400,000,000	100%

Borrower:

Baron Select Funds, on behalf of its series

Baron Partners Fund

767 Fifth Avenue

New York, New York 10153

Attention: Chief Financial Officer

Tel: (212) 583-2000

Fax: (212) 583-2014

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